EXHIBIT 5.1

October 16, 2009

ICOP Digital, Inc.
16801 W. 116th Street
Lenexa, Kansas 66219

Re:	ICOP Digital, Inc.
Registration Statement on Form S-3, filed October 16, 2009

Ladies and Gentlemen:

We are acting as counsel to ICOP Digital, Inc., a Colorado corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-3, which was filed on October 16, 2009 (the “Registration Statement”), for the sale from time to time of: (i) shares of the Company’s common stock, no par value per share (“Common Stock”); (ii) one or more classes or series of shares of the Company’s preferred stock, no par value per share (“Preferred Stock”); (iii) one or more series of debt securities of the Company (“Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Units (as defined below), or any combination of those securities (“Warrants”); (v) units comprised of Common Stock, Preferred Stock, Debt Securities, Warrants or any combination of those securities (“Units”); and (vi) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion or exchange of any other securities that provide for such conversion or exchange (“Indeterminate Securities”), all with an aggregate offering price of up to $25,000,000. The Common Stock, Preferred Stock, Debt Securities, Warrants, Units and Indeterminate Securities are hereinafter referred to collectively as the “Covered Securities.” Covered Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus set forth therein, and any supplements thereto.

In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed. In connection with our opinions expressed below, we have assumed: (i) that original documents are authentic and signatures are genuine; (ii) that all documents submitted to us as copies conform to the original documents; (iii) that the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed are accurate and complete; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) that a prospectus supplement will have been filed with the Commission describing the Covered Securities offered thereby; (vi) that all Covered Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement(s); (vii) that a definitive purchase, underwriting or similar agreement with respect to any Covered Securities offered will have been duly authorized and validly approved, executed and delivered by the Company and the other parties thereto; (viii) that any securities issuable upon conversion, exchange, redemption or exercise of any Covered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance; and (x) at or prior to the time of the delivery of any of the Covered Securities, that there will not have occurred any change of law affecting the validity or enforceability of these securities.

Based on such examination, we are of the opinion that:

1. With respect to shares of Common Stock, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either

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(i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Covered Security into or for Common Stock, in accordance with the terms of such Covered Security or the instrument governing such Covered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable;

2. With respect to any particular class or series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of articles of amendment to the Company’s Articles of Incorporation, as amended, relating to such Preferred Stock conforming to the Colorado Business Corporation Act (the “Articles”) and the filing of the Articles with the Secretary of State of Colorado; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Covered Security into or for Preferred Stock, in accordance with the terms of such Covered Security or the instrument governing such Covered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

3. With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, if any, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

4. With respect to the Debt Securities, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Debt Securities and related matters; and (b) the Debt Securities have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting or similar agreement duly authorized, executed and delivered by the Company and all counterparties, and the certificates for the Debt Securities have been duly executed and delivered by the Company and any and all counterparties, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

5. With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Units and related matters; and (b) the Units have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting or similar agreement duly authorized, executed and delivered by the Company and all counterparties, and the certificates for the Units have been duly executed and delivered by the Company and any and all counterparties, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We are expressing our opinion only as to matters of the Colorado Business Corporation Act, including the statutory provisions, all applicable provisions of the Colorado constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the related prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related rules.

Very truly yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP